Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Willdan Group, Inc. on Form S-8 of our report dated March 10, 2022 on the consolidated financial statements of Willdan Group, Inc. and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, of Willdan Group, Inc. for the year ended December 31, 2021.

/s/ Crowe LLP

Los Angeles, California
June 24, 2022